CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chairman and President, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – Legg Mason BW Absolute Return Opportunities Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2012 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Principal Financial Officer
Legg Mason Global Asset Management	Legg Mason Global Asset Management
Trust - Legg Mason BW Absolute Return	Trust – Legg Mason BW Absolute Return
Opportunities Fund	Opportunities Fund

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: December 27, 2012	Date: December 27, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.